UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

OTTAWA SAVINGS BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

925 LaSalle Street, Ottawa, IL 61350

(Address of principal executive offices) (Zip Code)

(815) 433-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the requirements of Item 5.02, Ottawa Savings Bancorp, Inc. (the “Company”) hereby files this Amendment No. 1 to its Current Report on Form 8-K initially filed with the Securities and Exchange Commission on January 7, 2015 to report that Thomas M. Adler and William J. Kuiper have each been appointed to serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors.

Item 9.01	Financial Statements and Other Exhibits.

Pursuant to the requirements of Item 9.01(a) and 9.01(b) of Form 8-K, the Company also hereby files this Amendment No. 1 to its Current Report on Form 8-K initially filed with the Securities and Exchange Commission on January 7, 2015 with the financial information required by Item 9.01.

(a)                  Financial Statements of Business Acquired

The following financial statements of Twin Oaks Savings Bank were filed in the Company’s Current Report on Form 8-K filed on January 7, 2015:

●	Report of Independent Auditors
●	Balance Sheet at March 31, 2014
●	Statement of Operations for the Year Ended March 31, 2014
●	Statement of Comprehensive Income for the Year Ended March 31, 2014
●	Statement of Members’ Equity for the Year Ended March 31, 2014
●	Statement of Cash Flows for the Year Ended March 31, 2014
●	Notes to Financial Statements

The financial statements of Twin Oaks Savings Bank at September 30, 2014 and for the six months ended September 30, 2014 and 2013 are attached as Exhibit 99.1 hereto.

(b)                   Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 and the unaudited pro forma consolidated condensed combined statement of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are attached as Exhibit 99.2 hereto.

(d)                   Exhibits

No.               Description

99.1              Historical Financial Information of Twin Oaks Savings Bank

99.2              Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC.
(Registrant)

Date: March 19, 2015	By:	/s/ Jon Kranov
Jon Kranov
President and Chief Executive Officer